Item 77Q-1, Fund Changes

WisdomTree Euro Debt Fund (formerly, WisdomTree Dreyfus Euro Fund)

Registrant incorporates by reference Form 497, dated September 30, 2011, filed on September 30, 2011.
(SEC Accession No. 0001193125-11-261485)


WisdomTree Australia & New Zealand Debt Fund (formerly, WisdomTree Dreyfus New Zealand Dollar Fund)

Registrant incorporates by reference Form 497, dated October 10, 2011, filed on October 11, 2011.
(SEC Accession No. 0001193125-11-267726)